Exhibit 99.1

Summary of 2010 Salaries of Named Executive Officers*

Executive Officer	Annual Salary
Leo Berlinghieri, Chief Executive Officer and President	$575,000

Seth H. Bagshaw, Vice President and Chief Financial Officer	$275,000

Gerald G. Colella, Vice President, Chief Operating Officer and Acting Group VP, PRG Products	$400,000

John T.C. Lee, Group Vice President CIT Products	$300,000

John A. Smith, Vice President and Chief Technology Officer	$295,000

Ronald C. Weigner, Vice President of Finance and Treasurer	$275,000

*Includes Seth H. Bagshaw, who became Chief Financial Officer on January 1, 2010